Exhibit 10.56










                           11099 North Torrey Pines Road
                              Suite 130, Suite 100-A
                                    and Suite 260
                                 La Jolla, California

                                 AMENDED AND RESTATED

                                         LEASE


                                    BY AND BETWEEN


                            Health Science Properties, Inc.

                                            and


                             Agouron Pharmaceuticals, Inc.




























                              TABLE OF CONTENTS


Article                                                          Page

1.      Lease Premises                                             3
2.      Basic Lease Provisions                                     3
3.      Term                                                       4
4.      Possession and Rental Commencement Date                    5
5.      Rent                                                       6
6.      Rent Adjustments                                           7
7.      Operating Expenses                                         7
8.      Rentable Area                                              9
9.      Security Deposit                                           9
10.     Use                                                       10
11.     Brokers                                                   11
12.     Holding Over                                              12
13.     Taxes on Tenant's Property                                12
14.     Condition of Demised Premises                             12
15.     Common Areas and Parking Facilities                       12
16.     Utilities and Services                                    13
17.     Alterations                                               15
18.     Repairs and Maintenance                                   16
19.     Liens                                                     16
20.     Indemnification and Exculpation                           17
21.     Insurance - Waiver of Subrogation                         18
22.     Damage or Destruction                                     19
23.     Eminent Domain                                            20
24.     Defaults and Remedies                                     21
25.     Assignment or Subletting                                  23
26.     Attorney's Fees                                           25
27.     Bankruptcy                                                25
28.     Definition of Landlord                                    26
29.     Estoppel Certificate                                      26
30.     Joint and Several Obligations                             26
31.     Limitation of Landlord's Liability                        27
32.     Project Control by Landlord                               27
33.     Quiet Enjoyment                                           27
34.     Quitclaim Deed                                            27
35.     Rules and Regulations                                     27
36.     Subordination and Attornment                              28
37.     Surrender                                                 28
38.     Waiver and Modification                                   28
39.     Waiver of Jury Trial and Counterclaims                    28
40.     Relocation of Demised Premises                            29
41.     Hazardous Materials                                       29
42.     Option to Expand                                          31
43.     Miscellaneous                                             32
44.     Grant of License                                          33
45.     Financial Statement                                       33
46.     Option(s) to Extend Term                                  34
47.     Fire Control Zone                                         35
48.     Special Equipment                                         35
49.     Termination of Cytel Sublease                             35




Exhibits

"A"     Project Site Plan and Legal Description
"A-1"     Suite 260
"A-2"     Omitted
"A-3"     Suite 130
"A-4"     Suite 100-A
"B"     Work Letter
"C"     Tenant's Air Requirement Letter
"D"     Rules and Regulations
"E"     Estoppel Certificate
"F"     Tenant Personal Property List
"G"     Term Commencement Date
"H"     Licensed Area












































                                      LEASE



     THIS AMENDED AND RESTATED LEASE ("Lease") is made as of the ______ day of July, 1995, by and between Health Science Properties, Inc., a Maryland corporation (hereinafter called "Landlord") and Agouron Pharmaceuticals, Inc., a California corporation (hereinafter called "Tenant") on the basis of the facts stated below. Landlord and Tenant are sometimes hereinafter collectively referred to as the Parties.

                                      RECITALS

     A. By lease dated March 9, 1995 ("Suite 260 Lease") Tenant, as tenant, leased from Landlord, as landlord, the premises known as Suite 260 ("Suite 260") located at the Building (as defined below).

     B. By lease dated October 28, 1992, as amended by addendum dated December 11, 1992 and by amendment dated November 1, 1992 ("Suite 130 Lease") Tenant leased from Balit-Torrey Pines, Inc., (predecessor in interest to Landlord) the premises known as Suite 130 ("Suite 130") located at the Building.

     C. By Sublease dated December 17, 1993 ("Cytel Sublease"), Tenant as subtenant leased from Cytel Corporation, a Delaware corporation ("Cytel"), as sublandlord, the premises known as Suite 100-A ("Suite 100-A") located at the Building.

     D. The Parties desire to amend and restate the Suite 260 Lease upon the terms and conditions hereinafter set forth in this Lease. The Parties also desire to terminate the Suite 130 Lease and to apply the terms and conditions of this Lease to the rental by Tenant of Suite 130. The Parties further desire to enter into a new lease for the rental of Suite 100-A also in accordance with the terms and conditions of this Lease.

                                        AGREEMENT

IT IS THEREFORE AGREED, on the basis of the foregoing facts and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

     1.     Lease of Premises

            1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, those certain premises known as Suite 260, Suite 130 and Suite 100-A (hereinafter collectively called the "Demised Premises") within the building located at the address set forth below (hereinafter called the "Building"). The Demised Premises are crosshatched on the floor plans attached hereto as Exhibit "A-1" (Suite 260), "A-3" (Suite 130) and "A-4" (Suite 100-A) and are situated on the floor(s) and suite(s) of this Building as set forth in Section 2.1.2. The real property upon which the Building is located, and all landscaping, parking facilities, and other improvements and appurtenances related thereto, are hereinafter collectively referred to as the "Project", the site plan and legal description for which is attached hereto as Exhibit "A". All portions of the Project which are for the non-exclusive use of tenants of the Building, including without limitation driveways, sidewalks, parking areas, landscaped areas, service corridors, stairways, elevators, public restrooms and Building lobbies, are hereinafter referred to as "Common Area".

            1.2 This Lease hereby supersedes and replaces the terms and conditions of the Suite 260 Lease and the Suite 130 Lease and to the extent expressly provided for herein, the obligation of Tenant to Landlord with regard to Suite 100-A.

     2.     Basic Lease Provisions

            2.1 For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

                    2.1.1     Address of the Building:

                              11099 North Torrey Pines Road
                              La Jolla, California 92037

                    2.1.2     Designation of Demised Premises
                              Suite: 260
                              Floor: Second

                              Suite: 130
                              Floor: First

                              Suite: 100-A
                              Floor: First and Second

                    2.1.3     (a)     Rentable Area of Demised Premises:
                                      24,465 total sq. ft. as follows:
                                      1.     8,381 sq. ft. (Suite 260)
                                      2.     8,014.1 sq. ft. (Suite 100-A)
                                      3.     8,070 sq. ft. (Suite 130)

                              (b)     Rentable Area of Building/Project:
                                      85,225 sq. ft.

                              (c)     Usable Area of Demised Premises
                                      21,375 total sq. ft. as follows:
                                      1.     7,319 sq. ft. (Suite 260)
                                      2.     6,972 sq. ft. (Suite 100-A)
                                      3.     7,084 sq. ft. (Suite 130)

                    2.1.4     Initial Basic Annual Rent:
                              24,465 s.f. x $2.325 per s.f. x 12 months =
                              $682,573.56

                    2.1.5 Initial Monthly Rental Installments of Basic Annual Rent:
                              24,465 s.f. x $2.325 per s.f. = $56,881.13

                    2.1.6     Tenant's Pro Rata Share:
                              28.70% of the Building as follows:

                              1.     9.83% of the Building (Suite 260)
                              2.     9.40% of the Building (Suite 100-A)
                              3.     9.47% of the Building (Suite 130)

                    2.1.7     (a)     Estimated Term Commencement Date:
                                      July 17, 1995

                              (b)     Term Expiration Date:
                                      September 30, 2000

                    2.1.8     Security Deposit:
                              $53,897.58 as follows:

                              1.     $19,486.00 (Suite 260)

                              2.     $18,632.78 (Suite 100-A)

                              3.     $15,778.80 (Suite 130)

                    2.1.9     Permitted Use:
                              Scientific research laboratories including GMP
                                  manufacturing and related offices as
                                  consistent with SR zone

                    2.1.10     Address for Rent Payment:
                               251 South Lake Avenue, Suite 535
                               Pasadena, CA 91101

                               Address for Notices to Landlord:
                               9737 Aero Drive, Suite 140
                               San Diego, CA 92123

                               Address for Notices to Tenant:
                               10350 North Torrey Pines Road, Suite 100
                               La Jolla, CA 92037



                    2.1.11     Guarantor of Lease:  None

                    2.1.12     Plan Completion Date: March 27, 1995

                    2.1.13 The following Exhibits are attached hereto and incorporated herein: A, A-1, A-3, A-4, B, C, D, E, F, G, H

     3.     Term

            3.1 This Lease shall take effect upon the date of execution and delivery hereof by all parties hereto and, except as specifically otherwise provide within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

            3.2 The term of this Lease is as set forth in Section 2.1.7. subject to earlier commencement, extension or earlier termination of this Lease as provided herein. Notwithstanding Section 2.1.7, the Parties hereby acknowledge the actual Term Commencement Date to be July 15, 1995.

     4.     Possession of Suite 260 and Commencement Date

            4.1 Tenant shall cause to be prepared on or before March 27, 1995 plans and specifications for the work to be performed at Suite 260 as described in the work letter ("Work Letter") attached hereto as Exhibit B, which Work Letter shall be executed by Tenant and Landlord concurrently with the execution of this Lease. Not later than April 7, 1995 Landlord shall cause the tenant improvements presently existing at Suite 260 to be demolished and removed as may be necessary to perform the work described in the Work Letter. Upon completion of said demolition, Landlord shall provide Tenant and it's contractors with access to the Suite 260 for purposes of completing the work under the Work Letter. The actual Term Commencement Date shall be the date all of the work required under the Work Letter is substantially completed and the certificate of occupancy is issued by the City of San Diego. Tenant agrees that in the event such work is not substantially completed on or before the Estimated Term Commencement Date that Landlord shall have no liability to Tenant for such failure and that the Tenant shall remain responsible for the payment of Rent (as defined below) as of the Estimated Term Commencement Date unless such work was not substantially complete because of: i) the occurrence of a force majeure such as the unavailability of supplies or strikes by trade groups necessary for substantial completion of such work; ii) extraordinary acts of government that force a general halt of construction at the Building and the surrounding vicinities of the Building; iii) governmental or regulatory delays in inspecting and/or approving the Tenant Improvements (as defined below) beyond the reasonable control of Tenant; or iv) delays caused by Landlord's failure to timely complete the demolition work as described above (collectively "Permitted Delay") provided, however, Tenant immediately notifies Landlord in writing of the Permitted Delay and the time lost therefrom. In the event of a Permitted Delay : i) the Lease shall not be void or voidable; ii) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom;
iii) the Estimated Term Commencement Date shall be extended a number of days equal to the number of days lost by reason of the Permitted Delay at which date the Tenant shall become liable for Rent; and iv) the Lease Term Expiration Date shall remain as set forth in Section 2.1.7 above. The work required of Tenant described in the Work Letter shall be deemed substantially completed, as that term is used in this Article 4 and elsewhere in this Lease, if Tenant has completed all Tenant's work identified on Tenant's plans and specifications (subject only to a punch list of items that do not materially and substantially interfere with Tenant's use of Suite 260), and has received the temporary certificate of occupancy from the City of San Diego, if required, or a substantial completion certificate from the architect, or would have received the temporary occupancy certificate or substantial completion certificate but for delays or failure of Tenant or Tenant's architect or contractor to complete items in accordance with the Work Letter. Notwithstanding the above, Tenant shall have no obligation to commence paying Rent despite substantial completion of the work under the Work Letter, and the Estimated Term Commencement Date shall be extended, if necessary, until such date as Landlord has completed the HVAC Upgrade as defined in Section 16.6 below. Landlord and Tenant shall each execute and deliver to the other written acknowledgment of the actual Term Commencement Date when such is established and attach it to this Lease as Exhibit "G". However, failure to execute and deliver such acknowledgment shall not affect Landlord or Tenant's liability hereunder.

            4.2 Prior to Landlord allowing Tenant to enter upon Suite 260 for the purpose of installing improvements pursuant to the Work Letter or the placement of personal property, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 21 are in effect, and such entry shall be subject to all the terms and conditions of this Lease other than the payment of Basic Annual Rent or Additional Rent (as defined below).

            4.3 Possession of areas necessary for utilities, services, safety and operation of the Building is reserved to Landlord which areas shall be limited to ventilation and utility shafts, the ceiling plenum area and utility conduits.

            4.4 Tenant shall cause to be constructed the tenant improvements in Suite 260 ("Tenant Improvements") pursuant to the Work Letter at a cost to Landlord not to exceed Six Hundred Fourteen Thousand Seven Hundred Ninety Six Dollars ($614,796) (based upon Eighty Four Dollars ($84.00) per square foot Usable Area) ("Tenant Improvement Allowance") which shall include the cost of construction, project supervision by Landlord (which fee shall not exceed Twenty-Nine Thousand, Two Hundred Seventy Six Dollars ($29,276.00)), cost of space planning, architect, engineering and other related services, building permits and other planning and inspection fees. Landlord shall bear the expense of completing the HVAC Upgrade and Deferred HVAC Upgrade as described in Section 16.6 below which expense shall not be chargeable against the Tenant Improvement Allowance. In addition, Landlord shall be responsible for the cost, which also shall not be chargeable against the Tenant Improvement Allowance, for demolishing any existing improvements at Suite 260 necessary to allow for the construction of the Tenant Improvements. Any costs incurred in performing the Tenant's work described in the Work Letter in excess of the Tenant Improvement Allowance shall be borne solely by Tenant.

            4.5 Tenant shall select the architect, engineer, general contractor and all major subcontractors performing the work described in the Work Letter, subject to the approval of the Landlord which shall not be unreasonably withheld. Tenant shall provide Landlord with copies of the construction documents which shall include contracts, plans and specifications, purchase orders, change orders, invoices, draw requests or such other documentation reasonably required by Landlord to monitor the progress of the Tenant Improvement work and the expenditure of the Tenant Improvement Allowance.

            4.6 Any unresolved dispute arising under this Article 4 shall be submitted to binding arbitration under the commercial rules of the American Arbitration Association in San Diego, California.

            4.7 Prior to the Term Commencement Date, Landlord shall deliver to Tenant a "base line" environmental report prepared by an independent environmental engineering firm describing the observed environmental condition of Suite 260 at the time just prior to commencement of construction of the Tenant Improvements.

     5.     Rent

            5.1 Tenant agrees, commencing on the Term Commencement Date, to pay Landlord as Basic Annual Rent for the Demised Premises the sum set forth in Section 2.1.4, subject to the rental adjustments provided in Article 6 hereof. Basic Annual Rent shall be paid in the equal monthly installments set forth in Section 2.1.5, subject to the rental adjustments provided in
Article 6 hereof, each in advance on the first day of each and every calendar month during the term of this Lease.


            5.2 In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent ("Additional Rent") at times hereinafter specified in this Lease (i) Tenant's pro rata share, as set forth in Section 2.1.6, of Operating Expenses as provided in Article 7 and (ii) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including without limitation any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and lapse of applicable cure period.

            5.3 Basic Annual Rent and Additional Rent shall together be denominated "Rent". Rent shall be paid to Landlord, without abatement, deduction, or offset, in lawful money of the United States of America, at the office of Landlord as set forth in Section 2.1.10 or to such other person or at such other place as Landlord may from time designate in writing. In the event the term of this Lease commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then current rate for such fractional month.


            5.4 The Parties acknowledge that contrary to the terms of the Cytel Sublease, Tenant, with the consent of Cytel, pays its Cytel Sublease rental and Building expense payments for Suite 100-A directly to Landlord. Effective as of the Term Commencement Date, the amount of rental and Building expense payments paid by Tenant under the Cytel Sublease shall be adjusted so that such payments shall be in an amount as provided by this Lease. In the event that Cytel shall require that Tenant's payments under the Cytel Sublease be made directly to Cytel, Landlord shall adjust the Basic Annual Rent under this Lease such that Tenant's Basic Annual Rent payment for the Demised Premises shall be no greater than as provided by this Lease.

     6.     Rent Adjustments

            6.1 The Basic Annual Rent shall be adjusted upward as follows: The Basic Annual Rent shall be adjusted upward in the amount of three percent (3%) of the prior year's Basic Annual Rent, beginning on the first anniversary of the Term Commencement Date of the Lease and every twelve
(12) months thereafter.

     7.     Operating Expenses

            7.1 As used herein, the term "Operating Expenses" shall include:

                    (a) Government impositions including, without limitation, property tax costs consisting of real and personal property taxes and assessments including amounts due under any improvement bond upon the Building and/or Project including the parcel or parcels of real property upon which the Building and areas serving such Building are located or assessments levied in lieu thereof imposed by any governmental authority or agency, any tax on or measured by gross rentals received from the rental of space in the Building, or tax based on the square footage of the Demised Premises or Buildings as well as any parking charges, utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the parking facilities serving the Building, any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Demised Premises, any fee for a business license to operate an office building, and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof. Operating Expenses shall not include any net income franchise, capital stock, estate or inheritance taxes or taxes which are the personal obligation of Tenant or of another tenant of the Project.

                    (b) All other costs of any kind paid or incurred by Landlord in connection with the operation and maintenance of the Building and the Project including, by way of examples and not as a limitation upon the generality of the foregoing, costs of repairs and replacements to Common Area improvements within the Project as appropriate to maintain the Project as required hereunder, including cost of funding such reasonable reserves as Landlord, consistent with good business practice, may establish to provide for repairs and replacements of existing improvements (as opposed to capital expenditures and replacements which extend the depreciable life (as calculated from the rules and regulations of the Internal Revenue Services) of the improvements substantially beyond the term of the Lease), costs of utilities furnished to the Common Areas, sewer fees, cable T.V., when applicable, trash collection, cleaning, including windows, heating, ventilation, air-conditioning, maintenance of landscape and grounds, maintenance of drives and parking areas, security services and devices, building supplies, maintenance and replacement to equipment utilized for operation and maintenance of the Project, capital expenditures pertaining to existing improvements (as opposed to capital expenditures and replacements which extend the depreciable life (as calculated from the rules and regulations of the Internal Revenue Services) of the improvements substantially beyond the term of the Lease), costs of complying with any applicable laws, hazard waste remediation, rules or regulations, pro-rated portion of the Project insurance premiums including premiums for public liability, property casualty, earthquake and environmental coverages, portions of insured losses paid by Landlord as part of deductible portion of loss by reason of insurance policy terms, service contracts, costs of services of independent contractors retained to do work of nature before referenced, and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project, its equipment, the adjacent walks, landscaped areas, drives, and parking areas, including without limitation, janitors, floor waxers, window-washers, watchmen, gardeners, sweepers, and handymen and costs of management services, which costs of management services shall not exceed three percent (3%) of the Basic Annual Rent due from Tenant.

                   (c) Notwithstanding the foregoing, Operating Expenses shall not include the capital cost of the HVAC Upgrade and the Deferred HVAC Upgrade, any leasing commissions, expenses which relate to preparation of rental space for a tenant, which includes permits, licenses and inspection fees for new tenant improvements, modification of the Common Area for the sole benefit of a tenant, expenses of initial development and construction, including but not limited to, grading, paving, landscaping, and decorating (as distinguished from repair and replacement of an improvement previously located in the Project), legal expenses relating to other tenants, Building advertising and promotion expenses, costs of repair to the extent reimbursed by payment received by Landlord of insurance proceeds, interest upon loans to Landlord or secured by mortgage or deed of trust covering the Project or a portion thereof (provided interest upon a government assessment or improvement bond payable in installments is an Operating Expense under subparagraph (a) above), salaries of executive officers of Landlord, depreciation and amortization claimed by Landlord for tax purposes (provided this exclusion of "depreciation" or "amortization" is not intended to delete from Operating Expenses actual costs of repairs and replacements and reasonable reserves in regard thereto which are provided for in subparagraph
(b) above) and taxes of the types set forth within the last sentence of subparagraph (a) above.

            7.2 Commencing as of the Term Commencement Date, Tenant shall pay to Landlord on the first day of each calendar month of the term of this Lease, as Additional Rent, Landlord's estimate of Tenant's Pro Rata Share (as set forth in 2.1.6) of Operating Expenses with respect to the Project for such month.

                    (a) Within ninety (90) days after the conclusion of each calendar year, (or such longer period as may be reasonably required) Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant's Pro Rata Share of Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be due and payable within fourteen (14) days of Tenant's receipt of said statement. If the amounts paid by Tenant pursuant to Section
7.2 exceeds Tenant's Pro Rata Share of Operating Expense for the previous calendar year, the difference shall be credited by Landlord against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference.

                    (b) Any amount due under Section 7.2 for any period which is less than a full month shall be prorated (based on a 30-day month) for such fractional month.

            7.3 Tenant shall have the right, at Tenant's expense, upon reasonable notice during reasonable business hours, to have a Certified Public Accountant inspect the portion of Landlord's books that are relevant to preparation of Landlord's actual Operating Expenses for any year end provided any request for such review shall be furnished within fifteen (15) months of Tenant's receipt of such statement. Landlord shall receive a copy of the results of such audit. An annual statement shall be deemed final and binding upon Tenant unless a request for review is furnished to Landlord within said fifteen (15) month time period.

            7.4 Tenant shall be responsible for Tenant's Pro Rata Share of Operating Expenses commencing as of the Term Commencement Date. Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Term Commencement Date, except if Landlord shall permit Tenant possession of the Demised Premises prior to the Term Commencement Date, Tenant shall be responsible for Operating Expenses from such earlier date of possession. The responsibility of Tenant for Operating Expenses attributable to the Demised Premises shall continue to the latest of (i) the date of termination of the Lease, (ii) the date Tenant has fully vacated the Demised Premises, or (iii) if termination of the Lease is due to the default of Tenant, the date of rental commencement of a replacement tenant.


            7.5 Operating Expenses for the calendar year in which Tenant's obligation to share therein commences and in the calendar year in which such obligation ceases, shall be prorated on a basis reasonably determined by Landlord. Expenses such as taxes, assessments and insurance premiums which are incurred for an extended time period shall be prorated based upon time periods to which applicable so that the amounts attributed to the Demised Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

     8.     Rentable Area

            8.1 The term "Usable Area" as set forth in Section 2.1.3 (c) and as referenced within the Work Letter attached hereto as Exhibit "B" and as may otherwise be referenced within this Lease, is calculated in accordance with the 1980 Standard Method for Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association ("BOMA Standards"). The Usable Area refers generally to that approximate area to be occupied by Tenant, such area having been calculated by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office space of Tenant from adjoining usable area of other tenants and to the inside finished surfaces of the dominant portion of the permanent outer Building walls. No deductions are made with respect to such calculations for any columns or projections which may be included within that area necessary to the Building.

            8.2 The "Rentable Area" of the Building is generally determined by making separate calculations of Rentable Area applicable to each floor within the Building and totaling the Rentable Area of all floors within the Building. The Rentable Area of a floor is computed by measuring to the inside finished surface of the dominant portion of the permanent outer Building walls, excluding any major vertical penetrations of the floor. The full area calculated as before set forth is included as Rentable Area without deduction for columns and projections necessary to the Building.

            8.3 The Rentable Area of the Project is the total of Rentable Area of all buildings within the Project.

            8.4 The term "Rentable Area" when applied to Tenant is that area equal to the Usable Area of the Demised Premises plus an equitable allocation of
Rentable Area within the Building, as agreed upon by Landlord and Tenant, which is not then utilized or expected to be utilized as Usable Area, including but not limited to the portion of the Building devoted to corridors, equipment rooms, restrooms, elevator lobby and mailroom.

          8.5 Due to changes in corridor configurations which may be required in connection with renting of the Building, the Rentable Area applicable to a particular tenant is subject to modification. Notwithstanding any such modification, Rent shall not be adjusted upward or downward by reason of any later determination that Rentable Area applicable to the Usable Area of Tenant differs from the Rentable Area set forth in Section 2.1.3(a).
However, Rentable Area as most recently adjusted shall be utilized for computation of Tenant's Pro Rata Share of Operating Expenses at such time an allocation of Operating Expenses is made among tenants of the Building or project.

            8.6 Review of allocations of Rentable Areas as between tenants of the Building and the Project may be made as frequently as in Landlord's opinion appears appropriate in order to facilitate an equitable apportionment of Operating Expenses. If such review is by a licensed architect and allocations are certified correct by such licensed architect, the Tenant shall be bound by such certifications.

     9.     Security Deposit

            9.1 Tenant shall deposit with Landlord on or before the Term Commencement Date the sum set forth in Section 2.1.8 and designated as the security deposit for Suite 260. Landlord hereby acknowledges as having received from Tenant the security deposit designated in Section 2.1.8 for Suite 130. The security deposit designated in Section 2.1.8 pertaining to Suite 100-A shall be deposited with Landlord at such time as: i) Landlord has released to Cytel that portion of the security deposit held by Landlord under its master lease with Cytel in an amount at least equal to the security deposits held by Cytel from Tenant under the Cytel Sublease (Tenant Sublease Deposit); and ii) Cytel has released to Tenant the Tenant Sublease Deposit. The security deposits provided for herein shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. Tenant's failure to deliver said security deposits to Landlord on or before the dates provided herein shall be a material breach of this Lease. If Tenant defaults with respect to any provision of this Lease, including but not limited to any provision relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of all of such security deposits for the payment of any Rent or any other sum in default, or too compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days following demand therefore, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease.

Landlord shall not be required to keep this security deposit separate from its general fund, however, Tenant shall be entitled to four percent (4%) per annum non-compounding interest on such deposit to be treated as part of the security deposit and paid by Landlord to Tenant annually on the anniversary date of the Term Commencement Date unless Tenant is in default in the performance of its obligations under this Lease. Notwithstanding the fact that Section 2.1.8 above designates separate deposits for different areas of the Demised Premises, the deposits provided for herein shall be treated as one single deposit which may be used, applied or retained in part or entirely by Landlord with respect to any default by Tenant under this Lease, regardless of suite.

            9.2 In the event of bankruptcy or other debtor-creditor proceedings against Tenant, such security deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

            9.3 Landlord may deliver the funds deposited hereunder by Tenant to any purchaser of Landlord's interest in the Demised Premises and thereupon Landlord shall be discharged from any further liability with respect to such deposit. This provision shall also apply to any subsequent transfers.

            9.4 If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit plus accrued interest, or any balance thereof, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease.

     10.     Use

            10.1 Tenant shall use the Demised Premises for the purpose set forth in Section 2.1.9 and shall not use the Demised Premises, or permit or suffer the Demised Premises to be used, for any other purpose.

            10.2 Tenant shall not use or occupy the Demised Premises in violation of any federal, state and local laws and regulations, zoning ordinances, or of the certificate of occupancy issued for the Building, and shall, upon five (5) days' written notice from Landlord, discontinue any use of the Demised Premises which is declared or claimed by any governmental authority having jurisdiction to be a violation of law, regulation or zoning ordinance or of said certificate of occupancy, or which in the reasonable opinion of Landlord violates law, regulation or zoning ordinance or the certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Demised Premises, impose any duty upon Tenant or Landlord with respect to the Demised Premises or with respect to the use or occupation thereof.

            10.3 Tenant shall not do or permit to be done anything which is inconsistent with the intended uses of the Demised Premises and which will invalidate or substantially increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building and Project and shall comply with all rules, orders, regulations, and requirements of the insurers of the Building and Project. Tenant shall promptly, upon demand, reimburse Landlord for any significant additional premium charged for such policy by reason of Tenant's actions or omissions.

            10.4 Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.

            10.5 Except as provided in the Work Letter, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant nor shall any changes be made in existing locks or the mechanism thereof, without the written consent of Landlord, which shall not be unreasonably withheld. Tenant must, upon termination of this Lease return to Landlord all keys to offices and restrooms, either furnished to, or otherwise procured by Tenant. In the event any key so furnished is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

            10.6 No awnings or other projection shall be attached to any outside wall of the building. No curtains, blinds, shades or screens shall be attached to or hung in, or use in connection with, any window or door of the Demised Premises other than Landlord's standard window coverings.
Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord, nor shall any bottles, parcels, or other articles be placed on the windowsills. No equipment, furniture or other items of personal property shall be placed on any exterior balcony without the express written consent of Landlord, which shall not be unreasonably withheld.

            10.7 No sign, advertisement, or notice shall be exhibited, painted or affixed by Tenant on any part of the Demised Premises or the Building without the prior written consent of Landlord except such signage as may be required by government regulation or for health and safety purposes. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a size, color and type acceptable to Landlord. The directory tablet shall be provided exclusively for the display of the name and location of tenants only. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering.

            10.8 Tenant shall cause any office equipment or machinery to be installed in the Demised Premises so as to reasonably prevent sounds or vibrations therefrom from extending into Common Areas as defined in Section 1.1, or other offices in the Building. Further, no equipment exerting floor pressure equal to one hundred (100) pounds per square foot live load, or greater, shall be placed upon the Demised Premises without advance notice to and approved by Landlord and placement, if approved by Landlord, shall be at a location designed to carry the weight of such equipment.

            10.9 Tenant shall not do or permit anything to be done in or about the Demised Premises which shall in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Demised Premises to be used for unlawful purpose, nor shall Tenant knowingly cause, maintain or permit any nuisance or waste in, on, or about the Demised Premises, Building or Project.

     11.     Brokers

            11.1 Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Colliers Iliff Thorn, as have been disclosed in writing to Landlord and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease.

            11.2 Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant's decision to enter into this Lease other than as contained in this Lease.

            11.3 Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of lease from prospective tenant and no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord in executing this Lease does so in reliance upon Tenant's representations and warranties contained within Sections 11.1 and 11.2 herein.

     12.     Holding Over

            12.1 If, with Landlord's express written consent, Tenant holds possession of all or any part of the Demised Premises after the term of this Lease, Tenant shall become a tenant from month-to-month upon the date of such expiration or earlier termination, and in such case Tenant shall continue to pay in accordance with Article 5 the Basic Annual Rent as adjusted from the Term Commencement Date in accordance with Article 6, and Tenant's Pro Rata Share of Operating Expenses, and such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

            12.2 If Tenant remains in possession of the Demised Premises after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to one hundred twenty percent (120%) of the monthly rental in effect during the last thirty (30) days of the Lease term.

            12.3 Acceptance by Landlord of Rent after such expiration or earlier termination shall not result in a renewal or reinstatement of this Lease.

            12.4 The foregoing provisions of this Article 12 are in addition to and do not affect Landlord's right to re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

     13.     Taxes on Tenant's Property

            13.1 Tenant shall pay taxes levied against any personal property or trade fixtures placed by Tenant in or about the Demised Premises.

            13.2 If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or, if the assessed valuation of the Building is increased by the inclusion therein of a value attributable to Tenant's personal property or trade fixtures, and if Landlord after written notice to Tenant pays the taxes based upon such increase in the assessed valued, then Tenant shall upon demand repay to Landlord the taxes so levied against Landlord.

            13.3 If any improvements in or alterations to the Demised Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord's "Building Standard" in other spaces in the Building are assessed, then the real property taxes and assessments levied against Landlord or the Building by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 13.2 above. Any such excess assessed valuation due to improvements in or alterations to space in the Building leased by other tenants of Landlord shall not be included in the Operating Expenses defined in Article 7, but shall be treated, as to such other tenants, as provided in this Section 13.3. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements or alterations are assessed at a higher valuation than Landlord's "Building Standard," such records shall be binding on both Landlord and Tenant. For purposes of this Article, Landlord's Building Standards shall be improvements or alterations which cause a valuation higher than One Hundred Fifty-five Dollars ($155.00) per square foot of rentable Area.


     14.     Condition of Demised Premises

            14.1 Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Demised Premises or the Building or Project, or with respect to the suitability for the conduct of Tenant's business. The taking of possession of Suite 260 by Tenant and the continued possession by Tenant of Suite 130 and 100-A shall, except as otherwise agreed in writing by Landlord and Tenant conclusively establish that the Demised Premises and Building were at such time in good, sanitary and satisfactory condition and repair. Tenant further acknowledges that it has been, prior to the execution of this Lease, in possession of Suite 100-A and Suite 130 pursuant to respectively the Cytel Sublease and the Suite 130 Lease and that Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of Suite 100-A or Suite 130 or the suitability of either for Tenant's purposes.

     15.     Common Areas and Parking Facilities

            15.1 Tenant shall have the non-exclusive right, in common with others, to use the Common Areas, subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit "D" together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord (the "Rules and Regulations").

            15.2 As an appurtenance to the Demised Premises, Tenant shall have, at no additional charge, a non-exclusive revocable license to use one hundred two (102) parking spaces at the Project in common on a non reserved basis with other tenants of the Building and the Project.

            15.3 Tenant agrees not to unreasonably overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right to determine that parking facilities are becoming overcrowded and to limit Tenant's use thereof, but to not less than the thirty-six (36) parking spaces provided for in Section 15.2 above. Upon such determination, Landlord may reasonably allocate parking spaces among Tenant and other tenants. In the alternative, if Landlord determines that Tenant's customers, clients, or invitees appear to be using more than the number of parking spaces that would otherwise be attributable to a reasonable number of parking spaces for Tenant's use, Landlord may require Tenant and its employees to obtain for such unreasonable excess of parking outside the Project. However, nothing in this Section is intended to create an affirmative duty on Landlord's part to monitor parking.

            15.4 Landlord reserves the right to modify Common Areas including the right to add or remove exterior and interior landscaping and to subdivide real property. It is recognized that Landlord specifically reserves the right as to a portion of the Building to allow exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors, provided Tenant herein shall not be deprived of the use of the corridors reasonably required to serve the Demised Premises or of restroom facilities serving the floor upon which the Demised Premise are located.




     16.     Utilities and Services

             16.1 Tenant shall pay for all water, (including reverse osmosis, deionized and other treated water) gas, heat, light, power, telephone and other utilities supplied to the Demised Premises, together with any taxes thereon. If any such utility is not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises as part of Tenant's Pro Rata Share of Operating Expenses, or in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which shall be paid by Tenant as Additional Rent.

            16.2 Landlord shall not be liable for nor shall any eviction of Tenant result from the failure to furnish any such utility or service whether or not such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability despite the exercise of reasonable diligence or by any other cause, beyond the reasonable control of Landlord. In the event of such failure, Tenant shall not be entitled to any abatement or reduction of Rent, nor be relieved from the operation of any covenant or agreement of this Lease.

            16.3 Tenant shall pay for, prior to delinquency, any utilities which may be furnished to the Demised Premises during the term of this Lease.

            16.4 Tenant shall not, without the prior written consent of Landlord, use any device in the Demised Premises, including, but without limitation, data processing machines, which will increase the amount of ventilation, air exchange, electricity, gas or water usage beyond the existing capacity of the Building as allocated to the Demised Premises.

            16.5 If Tenant shall require services in excess of that allocated to the Demised Premises by reason of equipment operated and/or extended hours of business operation, then Tenant shall first procure the consent of Landlord for the use thereof, which consent Landlord may condition upon the availability of such excess utilities or services and Tenant's payment as Additional Rent of an amount equal to the cost to provide and meter such excess services and utility capacity.

            16.6 Notwithstanding Sections 16.4 and 16.5 above, Landlord shall ensure, during the Lease term and any extension thereof, that the Building heating, ventilating and air conditioning systems (HVAC System) shall be capable of servicing Suite 260 with one hundred percent (100%) outside air at a minimum delivery capacity of 13,300 cubic feet per minute
(CFM) of which approximately 10,800 CFM shall service the laboratory area and 2,500 CFM shall service the office area of Suite 260, all as more particularly described in that certain letter dated January 17, 1995 from Todd Sorbo, P. E. of Tsuchiyama, Kaino & Gibson directed to Tenant, attention Glen Zinser, a copy of which is attached hereto as Exhibit "C" and made a part hereof (the "HVAC Upgrade"). Landlord shall also ensure during the term of this Lease and any extension thereof that air volume delivered by the HVAC System to such other premises leased and subleased by Tenant in the Building shall not be less than that being delivered as of the date of this Lease. Within ninety (90) days of the date the tenant now occupying the Expansion Space vacates the Expansion Space, but not later than January 15, 1996, Landlord shall modify, at its expense, which shall not be credited against the Tenant Improvement Allowance, the HVAC System servicing the other premises leased and subleased by Tenant in the Building so that no laboratory air from other premises in the Building is returned through the HVAC System into the Demised Premises or any other premises in the Building leased by Tenant (the "Deferred HVAC Upgrade").

          16.7 Utilities and services provided by Landlord to the Demised Premises shall be paid by Tenant directly to the supplier of such utility or service.

          16.8 Landlord shall provide water in Common Areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking and lavatory purposes Landlord and Tenant may agree to install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy, thereof and throughout the duration of Tenant's occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be Additional Rent payment by Tenant and collectible by Landlord as such.

            16.9 Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems with prior notice to Tenant (except in the case of an emergency), when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, provided the stoppage of such service does not materially interfere with Tenant's use of the Demised Premises. Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or electric service, when prevented from doing so by strike or accident, or by laws, rules, order, ordinances, directions, regulations or requirements of any federal, state, country or municipal authority or failure to deliver gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever.

            16.10 Notwithstanding any of the other provisions contained in this Section 16, Landlord shall not be responsible for providing to Suite 100-A any of the utilities and services (i.e., vacuum, specialized water, ventilation, etc.) provided to Tenant by Cytel under the Cytel Sublease. Notwithstanding the foregoing, upon termination of Cytel's lease with Landlord, Tenant may continue to utilize such services and utilities to the extent such utilities and services remain available to Suite 100-A and provided further that Landlord incurs no costs with regard to Tenant's continued use thereof. In the event Cytel removes such services and utilities, Tenant may install or otherwise construct, without any expense to Landlord, replacement utilities and services, subject to Landlord's prior approval which shall not be unreasonably withheld. Landlord agrees that after termination of Cytel's lease with Landlord that it shall not remove or otherwise make unavailable such services and utilities to Tenant except as necessary in connection with a remodel or other improvement of the former Cytel premises or Building, or in connection with the re-leasing of said premises.

     17.     Alterations

            17.1 Tenant shall make no alterations additions or improvements in or to the Demised Premises without Landlord's prior written consent, which approval shall not be unreasonably withheld, and then only by architects, contractors, suppliers or mechanics approved by Landlord in Landlord's sole discretion. In seeking Landlord's approval, Tenant shall provide Landlord, at least 14 days in advance of any proposed construction, with plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord. Notwithstanding the above, Tenant may make non-structural alterations without Landlord's consent provided i) Tenant provides Landlord with prior written notification and prior to commencement of work, a copy of the plans and specifications for said alterations; ii) the alterations do not affect the mechanical, electrical, heating, ventilation, air conditioning, plumbing or other systems of the Building; iii) the alterations do not exceed Five Thousand Dollars ($5,000) in cost for each alteration and; iv) are not visible from the Common Areas of the Project.

            17.2 Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with free access to mechanical installation or service facilities of the Building or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations or facilities.

            17.3 Except for modification or other work to the fire sprinkler and/or fire water supply lines, Tenant agrees that any work by Tenant shall be accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times. Tenant shall provide Landlord with notice in writing prior to commencing any work which may affect the operation of the fire sprinkler system or fire water supply lines.

            17.4 All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. Tenant shall provide Landlord with "as-built" plans showing any change in the Demised Premises.

            17.5 Before commencing any work, Tenant shall give Landlord at least fourteen (14) days' prior written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant's own cost and expenses a completion and lien indemnity bond satisfactory to Landlord for said work.

            17.6 Subject to Section 17.8, all alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements, attached to or built into the Demised Premises, made by either party, including (without limiting the generality of the foregoing) all wallcovering, built-in cabinet work and paneling, shall, unless prior to such construction or installation, Landlord elects otherwise, become the property of Landlord upon the expiration or earlier termination of the term of this Lease, and shall remain upon and be surrendered with the Demised Premises as a part thereof.

            17.7 Tenant shall repair any damage to the Demised Premises caused by Tenant's removal of any property from the Demised Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

            17.8 Except as to those items listed on Exhibit "F" attached hereto and incorporated herein, and such other similar property that may be purchased and placed by Tenant in Suite 260 during the term of this Lease, all business and trade fixtures, machinery and equipment, built-in furniture and cabinets, together with all additions and accessories thereto, installed now or hereafter in and upon Suite 260 shall be and remain the property of Landlord and shall not be moved by Tenant at any time during or after the term of this Lease. If Tenant shall fail to remove all of its effects from the Demised Premises prior to termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant agrees to pay Landlord upon demand any expenses incurred to such removal and storage or Landlord may, at its option, without notice, sell said property or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale against any amounts due under this Lease from Tenant to Landlord and against any expenses incident to the removal, storage and sale of said personal property.

            17.9 Subject to Section 17.8, in no event may Tenant remove any improvement from the Demised Premises as to which Landlord contributed payment, including, without limitation, the Tenant Improvements made pursuant to the Work Letter without Landlord's prior written consent, which may be withheld in Landlord's sole discretion.

            17.10     Except as to minor changes as described under Section
17.1 above, and excluding any work performed under the Work Letter, Tenant shall reimburse Landlord for all actual expenses incurred by Landlord, but not to exceed Five Thousand Dollars ($5,000.00), to cover the cost for third party consultants to review plans and inspect construction. Tenant shall also reimburse Landlord for any extra expense actually incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate cleanup.

     18.     Repairs and Maintenance

            18.1 Landlord shall repair and maintain the structural and exterior portions and Common Areas of the Building and Project, including, without limitations, roofing and covering materials, foundations, walls, the plumbing, fire sprinkler system (if any), heating, ventilating, air conditioning, elevator, and electrical systems installed or furnished by Landlord, unless such maintenance or repairs are required in whole or in part because of any act, neglect, fault of or omissions of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the cost of such maintenance and repairs.

            18.2     Except for services of Landlord, if any, required by
Section 18.1, Tenant shall at Tenant's sole cost and expense keep the Demised Premises and every part thereof in good condition and repair, damage thereto from ordinary wear and tear excepted, which shall include, without limitation, the maintenance and repair of any equipment and/or trade fixtures provided by Landlord under the Work Letter or already existing at the Demised Premises on the Term Commencement Date. Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Demised Premises to Landlord in as good condition as when received, ordinary wear and tear excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof except as provided in the Work Letter.

            18.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance which is an obligation of Landlord unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Tenant agrees that it may exercise the rights under Section 1941 and 1942 of California Civil Code or under any law, statute or ordinance now or hereafter in effect to make repairs at Landlord's expense only after Landlord has failed for an unreasonable period of time to make such repairs or maintenance and after giving Landlord prior written notice of its intent to exercise such rights.

            18.4 Except for damage caused by reason of Landlord's negligence, repairs under this Article 18 which are obligations of Landlord are subject to allocation among Tenant and other tenants as Operating Expenses.

           18.5 This Article 18 relates to repairs and maintenance arising in ordinary course of operation of the Building and any related facilities. In the event of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction, this Article 18 shall not be applicable and the provisions of Article 22 entitled "Damage or Destruction" shall apply and control.

     19.     Liens

             19.1 Subject to the immediately succeeding sentence, Tenant shall keep the Demised Premises, the Building and the real property upon which the Building is situated free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic's lien filed against the Demised Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the sole cost and expense of Tenant.

          19.2 Should Tenant fail to discharge any lien of the nature described in Section 19.1, Landlord may at Landlord's election pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title and the cost thereof shall be immediately due from Tenant as Additional Rent.


          19.3 In the event Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code Financing Statement executed by Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Demised Premises. In no event shall the address of the Building be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant. Should any holder of a Financing Statement executed by Tenant record or place of record a Financing Statement which appears to constitute a lien against any interest of Landlord or against equipment which may be located other than within the Demised Premises, Tenant shall within ten (10) days after filing such Financing Statement cause (i) a copy of the Security Agreement or other documents to which Financing Statement pertains to be furnished to Landlord to facilitate Landlord's being in a position to show such lien is not applicable to Landlord's interest and (ii) its lender to amend documents of record so as to clarify that such lien is not applicable to any interest of Landlord in the Building or Project.

     20.     Indemnification and Exculpation

             20.1 Tenant, agrees to indemnify, defend and save Landlord harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys' fees and disbursements), for injury to person or to property occurring within or about the Demised Premises, arising directly or indirectly out of Tenant's, it's employees, agents or guests use or occupancy of the Demised Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused by the willful, reckless or intentional acts or negligence of the Landlord.

            20.2 Landlord, agrees to indemnify, defend and save Tenant harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys' fees and disbursements), for injury to person or to property occurring within or about the Demised Premises, arising directly or indirectly out of Landlord's, it's employees, or guests use or occupancy of the Demised Premises or a breach or default by Landlord in the performance of any of its obligations hereunder, unless caused by the willful, reckless or intentional acts or negligence of the Tenant.

            20.3 Except for the willful, reckless or intentional acts of Landlord, notwithstanding any provision of Article 20 to the contrary, Landlord shall not be liable to Tenant and Tenant assumes all risk of damage to personal property, including loss of records kept within the Demised Premises if the cause of such damage is of a nature which, if Tenant had elected to maintain fire and theft insurance with extended coverage and business records endorsement available on a commercially reasonable basis, would be a loss subject to settlement by the insurance carrier including but not limited to, damage or losses caused by fire, electrical malfunctions, gas explosion, and water damage of any type including, but not limited to, broken water lines, malfunction of fire sprinkler system, roof leakage or stoppages of lines unless and except if such loss is due to willful disregard of Landlord of written notice by Tenant of need for a repair which Landlord is responsible to make for an unreasonable period of time. Tenant further waives any claim for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property including any loss of records.

            20.4 Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or Project or of any other third party.

            20.5 Security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and it is agreed that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties and the risk that any security device or service may malfunction or otherwise be circumvented by a criminal is assumed by Tenant. Tenant shall at Tenant's cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

     21.     Insurance - Waiver of Subrogation

             21.1 Landlord, as part of Operating Expenses, shall carry insurance upon the Building, in an amount equal to full replacement cost (exclusive of the costs of excavation, foundations, and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect provided such coverage is not less than ninety percent (90%) of such full replacement cost or the amount of such insurance Landlord's mortgage lender requires Landlord to maintain, providing protection against any peril generally included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof and, as part of Operating Expenses, shall further insure as Landlord deems appropriate coverage against flood, environmental hazard and earthquake, loss or failure of building equipment, rental loss during the period of repair or rebuild, workmen's compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance as to any improvements installed by Tenant or which are in addition to the Standard Improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Building. At the written request of Tenant, Landlord shall provide Tenant with a summary of the Building insurance coverages.

            21.2 Landlord, as part of Operating Expenses, shall further carry public liability insurance with single limit of not less than One Million Dollars ($1,000,000.00) for death or bodily injury, or property damage with respect to the Project.

            21.3 Tenant at its own cost shall procure and continue in effect from the Term Commencement Date or the date of occupancy, whichever first occurs, and continuing throughout the term of this Lease (and occupancy by Tenant, if any, after termination of this Lease) comprehensive public liability insurance with limits of not less than Two Million Dollars ($2,000,000.00) per occurrence for death or bodily injury and not less than One Million Dollars ($1,000,000.00) for property damage with respect to the Demised Premises.

            21.4 The aforesaid insurance required of Tenant shall name Landlord, and its lenders, if requested by such lenders, as an additional insured. Said insurance shall be with companies having a rating of not less than policyholder rating of A and financial category rating of at least Class X in "Best's Insurance Guide." Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days' prior written notice to Landlord from the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Tenant's policy may be a "blanket policy" which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least five (5) days prior to the expiration of such policies, furnish Landlord with renewals or certificates of insurance showing the extension of coverage. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and at its cost to be paid as Additional Rent.

            21.5 Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment, and leasehold improvements, and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom relative to such damage all as more particularly heretofore set forth within this Lease. Tenant at Tenant's cost shall carry such insurance as Tenant desires for Tenant's protection with respect to personal property of Tenant or business interruption.

            21.6 In each instance where insurance is to name Landlord as additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to (i) any lender of Landlord holding a security interest in the Building or real property upon which the Building is situated, and/or (ii) the landlord under any lease wherein Landlord is tenant of the real property whereupon the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

            21.7 Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents, and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. Such waivers shall continue as long as their respective insurers so permit. Any termination of such a waiver shall be by written notice of circumstances as hereinafter set forth. Landlord and Tenant upon obtaining the policies of insurance required or permitted under this Lease shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, the party seeking such policy shall notify the other thereof, and the latter shall have ten (10) days thereafter to either (i) procure such insurance within companies reasonably satisfactory to the other party or (ii) agree to pay such additional premium (in the Tenant's case, in the proportion which the area of the Demised Premises bears to the insured area). If neither (i) nor (ii ) are done, this Section 21.7 shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired shall refuses to pay the additional premium. If such policies shall at any time be unobtainable, but shall be subsequently obtainable, neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 21.7 shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the other's insurer.

            21.8 Not more frequently than once each five (5) years, Landlord may require insurance policy limits to be raised to conform with requirements of Landlord's lender and/or to bring coverage limits to the level then being required of tenants conducting businesses similar to Tenant in the geographical area of the Project.

     22.     Damage or Destruction

            22.1 In the event of a partial destruction of the Building wherein the Demised Premises are located by fire or other perils covered by extended coverage insurance, not exceeding fifty percent (50%) of the full insurable value thereof, and if the damage thereto is such that the Building may be repaired, reconstructed or restored within a period of twelve (12) months from the date of the happening of such casualty and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs (except for any deductible amount provided by Landlord's policy, which deductible amount if paid by Landlord shall be an Operating Expense), Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect.

            22.2 In the event of any damage to or destruction of the Building wherein the Demised Premises are located, other than as provided in
Section 22.1, Landlord may elect to repair, reconstruct and restore the Building, in which case this Lease shall continue in full force and effect, provided however, if such destruction occurs during the last twelve (12) months of the term of this Lease or any extension thereof or if it is likely in the reasonable opinion of Landlord that the Building cannot be repaired, reconstructed or restored within twelve (12) months of said destruction, then Tenant may elect to terminate this Lease as of the date of destruction provided Tenant gives Landlord written notice of such election within fourteen (14) days of the date of said destruction. If Landlord elects not to repair then this Lease shall terminate as of date of destruction.

            22.3 Landlord shall give written notice to Tenant of its election not to repair, reconstruct or restore the Building or Project within the sixty (60) day period following the date of damage or destruction.

            22.4 Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Demised Premises is surrendered to the Landlord except for items which have theretofore occurred.

            22.5 In the event of repair, reconstruction and restoration as herein provided, the rental provided to be paid under this Lease shall be abated proportionately based on the extent to which Tenant's use of the Demised Premises and the Building is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair, which in Tenant's reasonable opinion is suitable for the temporary conduct of Tenant's business.

            22.6 Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair or restoration of the damage to the Demised Premises after the occurrence of such damage or destruction by reason of acts of God or war, governmental restrictions, inability to procure the necessary labor or materials, strikes, or other uses beyond the control of Landlord, the time for Landlord to commence or complete repairs shall be extended, provided, at the election of either Tenant or Landlord, Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligation under this Lease as of the end of twelve (12) months from date of destruction, if repairs required to provide Tenant use of the Demised Premises are not then substantially complete.

            22.7 If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of the Building and the Demised Premises which were originally provided at Landlord's expense; the repair and restoration of items not provide at Landlord's expense shall be the obligation of Tenant. In the event Tenant elected to upgrade certain improvements from the standard normally provided by Landlord, Landlord shall upon the need for replacement due to an insured loss, provide only the standard Landlord improvements unless Tenant shall elect to again upgrade and pay any additional cost of such upgrades, except to such extent as insurance proceeds which, if received, the excess proceeds are adequate to provide such upgrades, in addition to providing for basic reconstruction and standard improvements.

          22.8 Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Demised Premises when the damage resulting from any casualty covered under this Article occurs during the last twelve (12) months of the term of this Lease or any extension hereof, or to the extent that insurance proceeds are not available therefor, in which event, upon the election of Landlord not to repair, reconstruct or restore the Demised Premises, the Lease shall terminate as of the date of the damage.

     23.     Eminent Domain

            23.1 In the event the whole of the Demised Premises, or such part thereof as shall substantially interfere with the Tenant's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

            23.2 In the event of a partial taking of the Building, the Project or of drives, walkways, and parking areas serving the Building for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then without regard as to whether any portion of the Demised Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease as of such taking if such taking is, in the sole opinion of Landlord, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of office rentals or laboratory space. Tenant may elect to terminate this Lease provided such taking is of material detriment to Tenant's use of the Demised Premises. In no event shall this Lease be terminated when such a partial taking does not have a material adverse effect upon Landlord or Tenant or both.

            23.3 Tenant shall be entitled to any award which is specifically awarded as compensation for the taking of Tenant's personal property or other improvements or property belonging to Tenant as defined under Article 17 above and for costs of Tenant moving to a new location. Except as before set forth, any award for such taking shall belong to Landlord.

            23.4     If upon any taking of the nature described in this
Article 23 this Lease continues in effect, the Landlord shall promptly proceed to restore the Demised Premises, Building, and Project to substantially their same condition prior to such partial taking. To the extent such restoration is feasible, the Rent shall be abated proportionately on the basis of the percentage of the rental value of the Demised Premises after such taking and the rental value of the Demised Premises prior to such taking.

     24.     Defaults and Remedies

            24.1 Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Demised Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within seven (7) calendar days after the date such payment is due, Tenant shall pay to Landlord an additional sum of Five Hundred Dollars ($500.00) as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest from the 7th calendar day after date due until paid at the lesser of (i) ten percent (10%) per annum or (ii) the maximum rate permitted by law.

            24.2 No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

          24.3 If Tenant fails to pay any sum of money (other than Basic Annual Rent or Rental Adjustments) required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided, that such failure by Tenant continues for three (3) days after notice from Landlord demanding performance by Tenant was delivered to Tenant, or that such failure by Tenant unreasonably interfered with the use of the Building by any other tenant or with the efficient operation of the Building, or resulted or could have resulted in a violation of law or the cancellation of an insurance policy maintained by Landlord. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to ten percent (10%) per annum or highest rate permitted by law, whichever is less, shall be payable to Landlord on demand as Additional Rent.

            24.4 The occurrence of any one or more of the following events shall constitute a "Default" hereunder by Tenant:

                     (a) The abandonment or vacation of the Demised Premises by Tenant;

                     (b) The failure by Tenant to make any payment of Rent, as and when due, where such failure shall continue for a period of ten
(10) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161;

                     (c) The failure by Tenant to observe or perform any obligation or covenant contained herein (other than described in Section 24.4(a) and 24.4(b)) to be performed by Tenant, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under California Code or Civil Procedure Section 1161; provided that if the nature of Tenant's default is such that it reasonably requires more than ten (10) days to cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter promptly and diligently prosecute the same to completion;

                     (d) Tenant makes a general assignment for the benefit of creditors;

                     (e) A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all, or substantially all, of Tenant's assets;

                     (f) Tenant files a voluntary petition under the Bankruptcy Code (or any similar law) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

                     (g) Any involuntary petition if filed against the Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days; or

                     (h) Tenant's interest in this Lease is attached, executed upon, or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.

                     Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Demised Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

            24.5 In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant's right to possession of the Demised Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including:

                     (a) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                     (b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds that portion of such rental loss which Tenant proves could have been reasonably avoided; plus

                     (c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

                     (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of restoring the Premises to the condition required under the terms of this Lease; plus

                     (e) At the Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

                     As used in Subsections (a) and (b) above, "worth at the time of award" shall be computed by allowing interest at the rate specified in Section 24.1. As used in Subsection (c) above, the "worth at the time of the award" shall be computed by taking the present value of such amount, by using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus two (2) percentage points.

            24.6 If Landlord does not elect to terminate this Lease as provided in this Section, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, as long as Tenant remains in Default, Landlord may elect to terminate this Lease and to recover damage to which Landlord is entitled.

            24.7 In the event Landlord elects to terminate this Lease and relet the Premises, it may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

                     First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including, but not limited to, storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

                     Second, to the payment of the costs and expenses of reletting the Premises, including alterations and repairs which Landlord deems reasonably necessary and advisable and reasonable attorneys' fees incurred by Landlord in connection with the retaking of the Premises and such reletting;

                     Third, to the payment of Rent and other charges due and unpaid hereunder; and

                     Fourth, to the payment of other damages payable by Tenant under this Lease.

            24.8 All rights, options, and remedies of Landlord contained in this Lease shall be construed and held to be non-exclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

            24.9 Termination of this Lease or Tenant's right to possession by Landlord shall not relieve Tenant from any liability to Landlord which has theretofore accrued or shall arise based upon events which occurred prior to the last to occur of (i) the date of Lease termination or
(ii) the date possession of Demised Premises is surrendered.

            24.10 Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but not more than thirty (30) days after written notice by Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

            24.11 In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee or a mortgage covering the Building and to any landlord of any lease in which building is located whose address shall have been furnished and shall offer such beneficiary, mortgagee and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Building by power of sale or a judicial action if such should prove necessary to effect a cure, provided the Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.

     25.     Assignment or Subletting

            25.1 Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, directly or indirectly, sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Demised Premises or any part hereof, or permit or suffer the Demises Premises or any part thereof to be used or occupied as work space, storage space, mailing privileges, concession or otherwise by anyone other than Tenant or Tenant's employees, without the prior written consent of Landlord in each instance, which consent may be withheld in Landlord's sole and absolute discretion.

            25.2 If Tenant is a corporation, the shares of which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby twenty-five percent (25%) or more of the issued and outstanding shares of such corporation are or the voting control is transferred (but excepting transfers upon deaths of individual shareholders) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares of the corporation at time of execution of this Lease shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in Section 25.1 above.

            25.3 If Tenant desires to assign this Lease to any entity into which Tenant is merged, with which Tenant is consolidated, or which acquires all or substantially all of the assets of Tenant, provided that the assignee first executes, acknowledge and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease, then Landlord, upon receipt of the foregoing, will consent to the assignment.

            25.4 In the event Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Demised Premises, then as soon as practical, but not more than ninety (90) days prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice ("the Assignment Notice") containing information (including references) concerning the character of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require. Tenant shall also tender to Landlord, the sum of Five Hundred Dollars ($500) as reimbursement of Landlord's administrative expense in reviewing Tenants request for such assignment.

            25.5 Landlord in making its determination as to whether consent should be given to a proposed assignment or sublease, may give consideration to the financial strength of such successor (notwithstanding the assignor remaining liable for Tenant's performance), any change in use which such successor proposes to make in use of Demised Premises and desire of Landlord to exercise rights under Section 25.10 to obtain cancellation of this Lease. In no event shall Landlord be deemed to be unreasonable for declining to consent to transfer to a successor of poor reputation, lacking financial qualifications, or seeking change in use.

            25.6 As conditions precedent to Landlord considering a request by Tenant to Tenant's transfer of rights or sharing of the Premises, Landlord may require any or all of the following:

                     (a) Tenant shall remain fully liable under this Lease during the unexpired term hereof;

                     (b) Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the value of Landlord's interest under this Lease will not thereby be diminished or reduced. Such evidence shall include, but need not be limited to, evidence respecting the relevant business experience and financial responsibility and status of the third party concerned;

                     (c) Tenant shall reimburse Landlord for Landlord's reasonable attorneys' fees incurred in connection with the review, processing and documentation of such request, but not to exceed Five Hundred Dollars ($500);

                     (d) If Tenant's transfer of rights or sharing of the Premises provides for the receipt by, on behalf or on account of Tenant of any consideration of any kind whatsoever (including, but not by way of limitation, a premium rental for a sublease or lump sum payment for an assignment) in excess of the rental and other charges due Landlord under this Lease, Tenant shall pay fifty percent (50%) of said excess to Landlord. If said consideration consists of cash paid to Tenant, said payment to Landlord shall be made upon receipt by Tenant of said cash payment;

                     (e) Written agreement from any third party concerned that in the event Landlord gives such third party notice that Tenant is in default under this Lease, such third party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability on Landlord except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however that in no event shall Landlord or its successors or assigns be obligated to accept such attornment;

                     (f) Any such transfer and consent shall be effected on forms reasonably approved by Landlord as to form and substance;

                     (g) Tenant shall not then be in default hereunder in any respect;

                     (h) Such third party's proposed use of the Premises shall be substantially similar as Tenant's permitted use;

                     (i) Landlord shall not be bound by any provision of any agreement pertaining to Tenant's transfer of rights or sharing of the Premises;

                     (j) Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to Tenant's transfer of rights or sharing of the Premises;

                     (k)     A list of Hazardous Material (as defined in
Section 41.6 below), certified by the proposed sublessee to be true and correct, which the proposed sublessee intends to use or store in the Demised Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed sublessee takes occupancy of the Demised Premises, all of the items relating to Hazardous Material of such proposed sublessee as described in Section 41.1.1 below; and


                     (l) Payment to Landlord fifty percent (50%) of any "bonus rent" (rent paid by assignee/sublessee in excess of the Basic Annual
Rent) paid to Tenant.

            25.7 Any sale, assignment, hypothecation or transfer of this Lease or subletting of the Demised Premises that is not in compliance with the provisions of this Article 25 shall be void and shall, at the option of Landlord, terminate this Lease.

            25.8 The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or sublessee of the Demised Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease.

            25.9 Notwithstanding any subletting or assignment, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Demised Premises.

            25.10 If Tenant delivers to Landlord an Assignment Notice indicating a desire to transfer this Lease to a transferee other than as provided within Section 25.3, then Landlord shall have the option, exercisable by giving notice to Tenant at any time within ten (10) days after Landlord's receipt of the Assignment Notice, to terminate this Lease as of the date specified in the Assignment Notice as the Assignment Date. If Landlord exercises such option, then Tenant shall have the right to withdraw such Assignment Notice by delivery to Landlord written notice of such election within five (5) days after Landlord's delivery of notice electing to exercise such option to terminate. In the event Tenant withdraws the Assignment Notice as hereinabove provided, this Lease shall continue in full force and effect as if such Assignment Notice had never been given. In the event Tenant does not withdraw any Assignment Notice as hereinabove provided, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date. No failure of Landlord to exercise any such option to terminate this Lease shall be deemed to be Landlord's consent to the proposed Assignment, Sublease or other Transfer.

            25.11 If Tenant shall sublet the Demised Premises or any part, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Demised Premises and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.

     26.     Attorneys' Fees

            26.1 If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the non-prevailing party reasonable attorneys' fees and costs of suit.
     27.     Bankruptcy

            27.1 In the event a debtor, trustee, or debtor in possession under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any default under this Lease or to assume or assign this Lease, and is obliged to provide adequate assurance to Landlord that (i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as designated by Landlord:

                     (a) Those acts specified in the Bankruptcy Code or other law as included within the meaning of adequate assurance, even if this Lease does not concern a shopping center or other facility described in such laws;

                     (b) A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

                     (c) A cash deposit in an amount at least equal to the Security Deposit as referenced in 2.1.8 originally required at the time of execution of this Lease.

                     (d) The assumption or assignment of all of Tenant's interest and obligations under this Lease.

     28.     Definition of Landlord

            28.1 The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or the conveyance of Landlord's title or leasehold and provided that the security deposit described in Article 9 above is transferred to the new owner which acknowledges responsibility therefor to Tenant in writing, then Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from, and after the date of such transfer, assignment or conveyance, of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee of such title or leasehold shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership or ground lease of the Demised Premises. Landlord may transfer its interest in the Demised Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease.

     29.     Estoppel Certificate

            29.1 Tenant and Landlord shall within ten (10) days of written notice from Landlord or Tenant, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit "E" with the blanks filled in, and on any other form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advanced, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any unsecured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed and (iii) setting forth such further information with respect to this Lease or the Demised Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Demised Premises are a part. Tenant's failure to deliver such statement within such time shall, at the option of Landlord, constitute a default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without dification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

     30.     Joint and Several Obligations

            30.1 If more than one person or entity executes this Lease as Tenant,

                     (a) Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and

                     (b) The term "Tenant" as used in this Lease shall mean and include each of them jointly and severally. The act of, notice from, notice to, refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund or so signed.

     31.     Limitation of Landlord's Liability

             31.1 If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and Project of which the Demises Premises are a part, and out of rent or other income from such real property receivable by Landlord or out of the consideration received by Landlord from the sale, financing, refinancing, or other disposition of all or any part of Landlord's right, title, and interest in the Building and Project of which the Demised Premises are a part.

            31.2 Landlord shall not be personally liable for any deficiency. If Landlord is a partnership or joint venture, the partners of such partnership shall not be personally liable and no partner of Landlord shall be sued or named as a party in any suit or action or service of process be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action or service of process made against any shareholder, director, officer, employee or agent of Landlord. No partner, shareholder, director, employee, or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, employee or agent of Landlord.

            31.3 Each of the covenants and agreements of this Article 31 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law and shall survive the termination of this Lease.

     32.     Project Control by Landlord

            32.1 Landlord reserves full control over the Building and Project to the extent not inconsistent with Tenant's enjoyment of the Demised Premises. This reservation includes but is not limited to right of Landlord to subdivide the Project, convert the Building and or other buildings within the Project to condominium units, the right to grant easements and licenses to others and the right to maintain or establish ownership of Building separate from fee title to land.

            32.2 Tenant shall, should Landlord so request, promptly join with Landlord in execution of such documents as may be reasonably appropriate to assist Landlord to implement any such action provided Tenant need not execute any document which is of nature wherein liability is created in Tenant or if by reason of the terms of such document, Tenant will be deprived of the quiet enjoyment and use of the Demised Premises as granted by this Lease.

     33.     Quiet Enjoyment

            33.1 So long as Tenant is not in default, Landlord covenants that Landlord or anyone acting through or under Landlord will not disturb Tenant's occupancy of the Demised Premises except as permitted by the provisions of this Lease.

     34.     Quitclaim Deed

            34.1 Tenant shall execute and deliver to Landlord on the expiration or termination of this Lease, immediately on Landlord's request, in recordable form, a quitclaim deed to the Demised Premises or such other documentation reasonably requested by Landlord evidencing termination of this Lease.

     35.     Rules and Regulations

            35.1 Tenant shall faithfully observe and comply with the Rules and Regulations attached hereto as Exhibit "D" and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of said Rules and Regulations.

     36.     Subordination and Attornment

            36.1 This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Project and Building of which the Demised Premises are a part, and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

            36.2 Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord. However, if any such mortgagee, beneficiary or Landlord under lease wherein Landlord is tenant so elects, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Demised Premises regardless of date and Tenant will execute a statement in writing to such effect at Landlord's request. If Tenant fails to execute any document required from Tenant under this Section within ten (10) days after written request therefor, Tenant hereby constitutes and appoints Landlord or its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant. Such power is coupled with an interest and is irrevocable.

            36.3 In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Demised Premises, the Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

     37.     Surrender

            37.1 No surrender of possession of any part of the demised Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

            37.2 The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

            37.3 The voluntary or other surrender of any ground or underlying lease that now exists or may hereafter be executed affecting the Building or Project, or a mutual cancellation, thereof, or of Landlord's interest therein, shall not work a merger and shall, at the option of the successor of Landlord's interest in the Building or Project, operate as an assignment of this Lease.

     38.     Waiver and Modification

            38.1 No provision of this Lease may be modified, amended or added to except by an agreement in writing. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

     39.     Waiver of Jury Trial and Counterclaims

            39.1 The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, and or any claim of injury or damage.

     40.     Relocation of Demised Premises

            40.1 Landlord shall have the right at any time during the term hereof upon giving Tenant not less than sixty (60) days prior written notice, to provide Tenant with space substantially similar elsewhere in the Building or Project of substantially the same size, improvements, utilities, services and access, decor, and nature as the herein Demised Premises and remove and place Tenant in such space, with Landlord to pay all reasonable and customary costs and expenses incurred as a result of such removal of Tenant, including without limitation, costs incurred in changing addresses on stationery and business cards. Should Tenant refuse to permit Landlord to move Tenant to such new space at the end of said sixty (60) day period, Landlord shall have, in addition to all other rights and remedies allowed by law or equity, the right to cancel and terminate this Lease upon giving Tenant within thirty (30) days of the end of such sixty (60) day period written notice of such election to terminate. Upon giving such notice this Lease shall immediately terminate. Notwithstanding the foregoing, Tenant shall not be required to relocate to new premises during any time when such relocation will materially adversely affect any laboratory work Tenant may be performing at the Demised Premises. If Landlord moves Tenant to such new space, this Lease and each and all of its terms, covenants, and conditions shall remain in full force and effect and be deemed applicable to such new space and such new space shall thereafter be deemed to be the "Demised Premises" as though Landlord and Tenant have entered into an express written amendment to this Lease with respect thereto.

     41.     Hazardous Materials

            41.1 Prohibition/Compliance. Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Demised Premises or the Project in violation of applicable law by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials results in unlawful contamination of the Demised Premises, the Building, the Project or any adjacent Property or if unlawful contamination of the Demised Premises, the Building, the Project or any adjacent Property by Hazardous Material otherwise occurs during the term of this Lease or any extension or renewal hereof or holding over hereunder, then Tenant shall indemnify, defend and hold Landlord, its agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including without limitation diminution in value of the Demised Premises or any portion of the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Demised Premises or Project, damages arising from any adverse impact on marketing of space in the Demised Premises or the Project, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such contamination. For the purpose of this Section 41, unlawful contamination is Hazardous Material which violates any applicable local, state or federal laws or any regulations or standards promulgated thereunder, including requirements or standards imposed by any governmental agency or by governmental order or court having jurisdiction over the Project. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous material present in the air, soil or ground water above on or under the Demised Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Demised Premises, the Building, the Project or any adjacent Property, caused or permitted by Tenant results in any unlawful contamination of the Demised Premises, the Building, the Project or any adjacent Property, Tenant shall promptly take all actions at its sole expense as are necessary to ensure the Demised Premises, the Building, the Project or any adjacent Property meets all applicable local, state and federal laws and any regulations or standards promulgated thereunder, in effect now or in the future, including requirements by any governmental agency or imposed by any governmental order or court having jurisdiction over the Project, provided that Landlord's approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Demised Premises, the Building or the Project.

                41.1.1 Business. Landlord acknowledges that it is not the intent of this Article 41 to prohibit Tenant from operating its business as described in Section 2.1.9 above. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Material is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Material in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Material to be present on the Demised Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material on the Demised Premises ("Hazardous Material List"). Tenant shall deliver to Landlord an updated Hazardous Material List at least once a year. Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the "Documents") relating to the handling, storage, disposal and emission of Hazardous Material prior to the Term Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a governmental agency: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord's sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Tenant is not required, however, to provide Landlord with any portion(s) of the Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Material or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors.

            41.2     Termination of Lease.  Notwithstanding the provisions of
Section 41.1 above, if Tenant or the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material at the Project, Landlord shall have the right to terminate the Lease in Landlord's sole and absolute discretion (with respect to any such matter involving Tenant) and it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting (with respect to any such matter involving a proposed assignee or sublessee).

            41.3 Testing. At reasonable times, and from time to time, prior to the expiration of the Lease term Landlord shall have the right to conduct appropriate investigations and tests of the Demised Premises, Building and Project to demonstrate that contamination has occurred as a result of Tenant's use of the Demised Premises. Tenant shall be responsible for the cost of any investigations and tests which indicate that unlawful contamination resulted from Tenant's use of the Demised Premises. Tenant shall be solely responsible for and shall defend, indemnify and hold the Landlord, its agents and contractors harmless from and against any and all claims, costs and liabilities including actual attorneys' fees and costs, arising out of or in connection with any removal, clean up, restoration and materials required hereunder to ensure the Demised Premises and any other property of whatever nature, meets all applicable local, state and federal laws and any regulations or standards promulgated thereunder, in effect now or in the future, including requirements by any governmental agency or imposed by any governmental order or court having jurisdiction over the Project. Tenant shall pay for the cost of a third party prepared Phase I exit audit of the Demised Premises at the termination of the Lease plus the cost of any tests or remediations reasonably recommended in said audit to bring any Tenant caused contamination to meet all applicable local, state and federal laws and any regulations or standards promulgated thereunder, in effect now or in the future, including requirements by any governmental agency or imposed by any governmental order or court having jurisdiction over the Project.

            41.4 Underground Tanks. If underground or other storage tanks storing Hazardous Materials are located on the Demised Premises and utilized by Tenant or are hereafter placed on the Demised Premises by any party for the benefit of Tenant, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the California Administrative Code, Title 23, Chapter 3, Subchapter 16, "Underground Storage Tank Regulations," and Division 20, Chapter 6.7 of the California Health & Safety Code, "Underground Storage of Hazardous Substances," as they now exist or may hereafter be adopted or amended.

            41.5     Tenant's Obligations.  Tenant's obligations under this
Article 41 shall survive the termination of the Lease. During any period of time employed by Tenant or Landlord after the termination of this Lease to complete the removal from the Demised Premises of any such Hazardous Materials created or brought upon the Demised Premises by Tenant, Tenant shall continue to pay the full Rent in accordance with this Lease, which Rent shall be prorated daily.

            41.6 Definition of "Hazardous Material." As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States government. The term "Hazardous Material" includes, without limitation, any material or substance which is
(i) defined as a "hazardous waste, " "extremely hazardous waste" or "restricted hazardous waste" under Section 25515 or 25117, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account
Act), (iii) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C.
Section 1317), (ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conversation and Recovery Act, 42 U.S.C. Section 6901, et. seq. (42 U.S.C. Section 6903), or (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. (42 U.S.C. Section 9601).

     42.     Option to Expand.

            42.1 Tenant shall have the right, but not the obligation, to expand the Demised Premises (the "Expansion Option") in accordance with the provisions set forth below.

                     42.1.1 Available Space. For the purposes of the Expansion Option, "Available Space" shall mean any rentable area within the Building not leased to a tenant and not subject to the option rights of any tenant. Tenant may exercise the Expansion Option as to any Available Space, provided however, that if the Available Space was configured for use by a single tenant, Tenant must exercise the Expansion Option as to all of such available Space. Tenant may not exercise the Expansion Option as to a portion or less than all or any Available Space configured for use by a single tenant.

                    42.1.2 Exercise of Option. From time to time, Landlord shall provide Tenant with written notice as to areas within the Building which Landlord believes are or will become Available Space (the "Available Space Notice"). The Available Space Notice shall identify the location, configuration and rentable square feet of the Available Space.
Upon receipt of the Available Space Notice and for ten (10) days thereafter (the "Expansion Option Period"), Tenant may exercise the Expansion Option by providing Landlord with written notice (the "Expansion Option Exercise Notice") that Tenant exercises its Expansion Option as to the Available Space identified in the Available Space Notice. If Tenant does not exercise the Expansion Option within the Expansion Option Period, the Expansion Option shall terminate as to the Available Space identified in the Available Space Notice until after it has been occupied by a new tenant, or is vacant for one hundred eighty (180) days after the Available Space Notice is given, after which time the Expansion Option shall renew as to said Available Space.

                    42.1.3 Amendment to Lease. Within ten (10) days after the proper exercise of the Expansion Option, Tenant and Landlord shall enter into a written amendment to the Lease (the "Amendment") which shall provide, unless otherwise agreed in writing, (a) that the Amendment shall be effective ten (10) days after the date of the Amendment or ten (10) days after the prior tenant vacates the Available Space, whichever shall last occur; (b) that the Demised Premises under the Lease shall be increased to include the rentable square feet of the Available Space; (c) the new Basic Annual Rent, with the Available Space increasing the Basic Annual Rent at the square foot rental rate then applicable under the Lease; (d) Tenant's new Pro Rata Share of Operating Expenses, based upon the addition of the Available Space to the Demised Premises; (e) the proportionate increase to the Security Deposit (which shall be payable upon execution of the Amendment and shall be equal to one (1) month's Basic Annual Rent for said Available Space); and (f) the proportionate increase in the number of parking spaces allocated to Tenant. In the event Tenant does not execute and deliver to Landlord the Amendment within the ten (10) day period stated herein, Tenant's Expansion Option as to the Available Space shall terminate until after it has been occupied by a new tenant, or is vacant for one hundred eighty (180) days after the Available Space Notice is given, after which time the Expansion Option renews as to said Available Space. Landlord shall not be required to provide any tenant improvements for the Available Space. In all other respects, the Lease shall remain in full force and effect, and shall apply to the Available Space.

                     42.1.4 Term Limitation. Notwithstanding any other provision relating to the Expansion Option, Tenant shall not be entitled to exercise the Expansion Option if the remaining Term under the Lease (not including unexercised options to extend the Term) is less than two (2) years.

            42.3 The exercise by Tenant of the Expansion Option is subject to the following terms and conditions:

                     (a) The Expansion Option herein granted to Tenant is not assignable separate and apart from this Lease.

                     (b) Tenant shall not have the right to exercise the Expansion Option, notwithstanding anything set forth above to the contrary:

                             (1)     During the time commencing from the date
Landlord gives to Tenant a written notice that Tenant is in default under any material provisions of this Lease and continuing until the default alleged in said notice is cured; or

                             (2)     At any time after an event of default as
described in Article 24, of this Lease (without any necessity of Landlord to give notice of such default to Tenant) and continuing until any such default is cured, if curable.

                     (c) The period of time within which the Expansion Option may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the Expansion Option because of the foregoing provisions of subparagraph (b).

                     (d) All rights of Tenant under the provisions of the Expansion Option shall terminate and be of no further force or effect, even after Tenant's due and timely exercise of the Expansion Option, if, after such exercise, but prior to the commencement date of the term of the lease for the Available Space or part, (i) Tenant fails to pay the Landlord a monetary obligation of Tenant for a period of ten (10) days after written notice from Landlord to Tenant; or (ii) Tenant fails to commence to cure a default (other than a monetary default) within ten (10) days after Landlord gives notice to Tenant of such default.

            42.4 Priority. The Parties acknowledge and agree that the Expansion Option initially arose in similar form and substance under the Addendum to the Suite 130 Lease dated December 11, 1992 and the Cytel Lease with Landlord made in 1988 (no month or date referenced) as assigned to Tenant under the Cytel Sublease and that as such, the Expansion Option rights are senior in priority to any similar rights granted later in time to other tenants at the Building.

            42.5 Tenant shall be responsible for any brokerage fees owed to any third party engaged by Tenant in connection with any Expansion Option and shall indemnify Landlord with respect to any claims for any fees or commissions made by any person with whom Tenant dealt in connection with exercising the Expansion Option.

          42.6 Supersedes Prior Agreements. The Expansion Option shall be exercised only as provided in this Agreement and supersede all prior agreements with respect to Available Space.

     43.     Miscellaneous

            43.1 Terms and Headings. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

            43.2 Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

            43.3 Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

            43.4 Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

            43.5 Consents. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

            43.6 Entire Agreement. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement. The Basic Lease Provisions, general Provisions, and Exhibits all constitute a single document and are incorporated herein.

            43.7 Severability. Any provision of this Lease which shall provide to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

            43.8 Recording. Either party may, but shall not be obligated to, record a short form memorandum of this Lease provided the nonrecording party agrees in writing to the form and content of the memorandum. Neither parties shall record this Lease.

            43.9 Impartial Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

          43.10 Inurement. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees, or any person who may come into possession of said Demised Premises or any part thereof in any manner whatsoever. Nothing in this Section 43.10 contained shall in any way alter the provisions against assignment or subletting in this Lease provided.

            43.11 Notices. Any notice, consent, demand, bill, statement, or other communication required or permitted to be given hereunder must be in writing and may be given by personal delivery, by electronic communication whether by telex, telegram or telecopy (if confirmed in writing sent by registered or certified mail, postage prepaid, return receipt requested) or by mail, and if given by mail shall be deemed sufficiently given upon receipt after deposit in United States mail, sent by registered or certified mail, postage prepaid, addressed to Tenant at the Demised Premises, or to Tenant or Landlord at the addresses shown in Item 2.1.10 of the Basic Lease Provisions. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

     44.     Grant of License.

             44.1 Landlord hereby grants to Tenant a license to use rent free during the term of this Lease and any extension thereof approximately 500 square feet of space in the garage area in the Building to be designated by Landlord for use associated with the ordinary business of Tenant, which use shall be subject to Landlord's approval which shall not be unreasonably withheld. Tenant shall be responsible for all permits and improvements associated with the use of said space and for the cost of utilities, cleaning and otherwise maintaining such area. This license shall not be assignable. The area of the parking garage space licensed to Tenant may be all or a portion of that area of the second floor of the parking garage cross hatched and identified as "Proposed Agouron Mechanical/Electrical Area" as shown on Exhibit "H" attached to this letter and made a part hereof, plus such other areas as the Parties may agree such that the total square footage of such licensed areas does not exceed 500 square feet.

            44.2 The Demised Premises shall also include approximately 400 square feet of enclosed storage area ("Storage Area") located on Parking Level One (P-1) of the Building which Storage Area was utilized by Tenant under this Suite 130 Lease. Such Storage Area shall be for the exclusive use of Tenant. The Storage Area rental is included in the Base Annual Rent set forth in Section 5 of the Lease and in Tenant's share of Operating Expenses as set forth in Section 7 of the Lease.

            44.3 Nothing contained in this Section 44 shall be construed as eliminating or diminishing the storage and/or mechanical spaces utilized by Tenant under the Cytel Sublease.

     45.     Financial Statements.

             Upon the written request of Landlord, but not more frequently than quarterly, Tenant shall deliver to Landlord a copy of its most recent Security Exchange Commission 10Q and 10K filings and Annual Report.




     46.     Option(s) to Extend Term.

             Tenant shall have the option ("Option(s)") to extend the term of this Lease upon the following terms and conditions:

             (a) Tenant shall have one (1) option to extend the term of this Lease one (1) year on the same terms and conditions as this Lease. Basic Annual Rent shall be adjusted on the first day of the renewal term in accordance with Article 6 above.

              (b)     After Tenant's exercise of the Option provided under
section 46(a) above, Tenant shall have three (3) successive options to extend the term of this Lease, each for a period of five (5) additional years.

                      (1) In the event Tenant elects to exercise an Option under section 46(b), the Basic Annual Rent shall be adjusted to be ninety-five percent (95%) of the then effective fair rental value for similar space with the same level of tenant improvements in the geographical area where the Building is located (the "New Basic Annual Rent"). If the parties fail to agree upon the New Basic Annual Rent within thirty (30) days after exercise of an Option as aforesaid, Tenant may rescind its exercise of the Option by notice in writing of such rescission within five (5) days following the expiration of such thirty (30) day period. If Tenant fails to timely rescind its exercise of the Option, the determination of the fair rental value shall be made by appraisers, as hereinafter provided. If Landlord and Tenant are not able to agree upon the fair rental value of the Demised Premises within the prescribed time period, then Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than thirty
(30) days thereafter. If Landlord and Tenant are unable to agree in good faith upon a single appraiser within such time period, then Landlord and Tenant shall appoint one appraiser not later than ten (10) days thereafter. Within ten (10) days thereafter, the two appointed appraisers shall appoint a third appraiser. If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the fair rental value of the Demised Premises. If both parties fail to appoint appraisers within the prescribed time period, then the first appraiser thereafter selected by a party shall determine the fair rental value of the Demised Premises. Each party shall bear the cost of its own appraiser and the parties shall share equally the cost of the single or third appraiser. If appraisers are used, such appraisers shall have at least five
(5) years' experience in the appraisal of biotechnology laboratory real property in the area in which the Demised Premises is located and shall be members of professional organizations such as MAI or equivalent. For the purpose of such appraisal, the term "fair rental value" shall mean the price that a ready and willing tenant would pay as of the applicable commencement date of the option term as annual rent on a triple net basis to a ready and willing landlord of property comparable to the Demised Premises if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. If a single appraiser is chosen, then such appraiser shall determine the fair rental value of the Demised Premises. Otherwise, the fair rental value of the Demised Premises shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. Landlord and Tenant shall instruct the appraiser (s) to complete their determination of the fair rental value not later than one hundred twenty (120) days prior to the applicable commencement date of the option term. In the event the New Basic Annual Rent as determined by the fair rental value of the Demised Premises exceeds the Basic Annual Rent for the last year of the term of this Lease, or any prior tension thereof, by more than one hundred twenty percent (120%), then Tenant may, by written notice to Landlord delivered not more than thirty (30) days after Landlord and Tenant received the appraiser(s) determination of fair rental value for the Demised Premises, withdraw its notice of election to exercise such option, in which case the term of this Lease shall terminate as if Tenant had not exercised the option to extend the term of this Lease. If Tenant does not withdraw its notice of the exercise of the option as hereinabove provided, the determination by the appraiser(s) of the fair rental value of the Demised Premises shall be conclusive and binding on the parties.

                (c) The Options herein granted are not assignable separate and apart from this Lease except as provided under Section 25.3 above.

                (d) The Options are conditional upon Tenant giving Landlord written notice of its election to exercise an Option at least six
(6) months prior to the end of the expiration of the initial term of this Lease or any extension of the term thereof.

                (e) Tenant shall not have the right to exercise any Option, notwithstanding anything set forth above to the contrary:

                        (1) During the time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default under any provisions of this Lease and continuing until the default alleged in said notice is cured; or

                        (2) At any time after an event of default as described in Article 24, of the Lease (without any necessity of Landlord to give notice of such default to Tenant) and continuing until any such default is cured, if curable; or

                        (3) In the event that Tenant has defaulted in the performance of its obligations three (3) or more times and a service charge has become payable under Section 24.1 for each of such defaults during the twelve-month period immediately prior to the date that Tenant intends to exercise the Option, whether or not the defaults are cured.

                (f) The period of time within which the Options may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the Options because of the foregoing provisions of subparagraph (e).

                (g) All rights of Tenant under the provisions of the Options shall terminate and be of no further force or effect even after Tenant's due and timely exercise of an Option, if, after such exercise, but prior to the commencement date of the new term, (1) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of twenty (20) days after written notice from Landlord to Tenant; (2) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default; or (3) Tenant has defaulted three (3) or more times and a service charge under Section 24.1 has become payable for any such default, during the period from the date of the exercise of such option to the date of the commencement of such option term, whether or not such defaults are cured.

     47.     Fire Control Zone.

             Tenant shall be entitled to store and utilize at Suite 260 up to one-third (1/3rd) of the exempted amounts of hazardous materials permitted within a single fire control area as such materials and quantities are defined in the Uniform Building Code, as adopted by the City of San Diego. Upon the written request of Landlord, Tenant agrees to enter into a written agreement with other tenants at the Building within the same fire control area as Tenant confirming the use of such materials by the tenants and their agreement not to exceed their respective quantity limitation within the single fire control area. Nothing contained in this paragraph, however, shall be construed as diminishing the size of the fire control areas currently utilized by Tenant at Suite 130 and Suite 100-A.

     48.     Special Equipment.

             The Parties acknowledge that the following equipment ("Equipment") located in Suite 130 is part of the Demised Premises and shall remain with the Demised Premises upon Lease expiration. Landlord makes no representation or warranty regarding the Equipment. The Equipment shall be maintained by Tenant in good operating condition, reasonable wear and tear excepted, at Tenant's sole expense during the term of the Lease. At termination or expiration of the Lease such Equipment shall be turned over to Landlord in good operating condition, reasonable wear and tear excepted. The Equipment consists of:

             1.     Commercial glass washer and dryer.
             2.     Walk-in cold storage room.
             3.     Two (2) fume hoods and epoxy tops.
             4.     Deionized water filtration system.
             5.     Unattached laboratory table.

     49.     Termination of Cytel Sublease.

             The Parties hereby acknowledge that as of the date of this Lease, Tenant remains subject to the terms and conditions of the Cytel Sublease with respect to Suite 100-A. Upon expiration or sooner termination of the Cytel Sublease and deletion of Suite 100-A from the Cytel lease with Landlord, the terms and conditions of this Lease shall automatically and without notice to either party, apply to Suite 100-A and shall bind Tenant and Landlord as if Suite 100-A were subject to this Lease as of the Term Commencement Date. The Parties agree that they shall use reasonable efforts to cause Cytel to terminate the Cytel Sublease so as to allow Landlord and Tenant to enter into this Lease with respect to Suite 100-A, provided that neither Landlord nor Tenant shall be required to expend any sums or incur any costs in connection with such efforts.

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     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

Landlord:                                Tenant:

Health Science Properties, Inc.          Agouron Pharmaceuticals, Inc.


By:____________/s/_________________      By:_____________/s/_____________

Name:Gary Kreitzer_________________      Name:Gary Friedman______________

Its:Senior Vice President__________      Its:Vice President & General Counsel


By:________________________________       By:_____________________________

Name:______________________________       Name:___________________________

Its:_______________________________       Its:____________________________